Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD PRIME REPORTS FIRST QUARTER 2017 RESULTS

Adjusted Funds From Operations Per Share Increased 18%

Comparable RevPAR for all Hotels Not Under Renovation Increased 5.8%

Comparable Hotel EBITDA Margin for all Hotels Not Under Renovation Increased 50 bps

Completed Two Public Stock Offerings; Increasing Liquidity and Broadening Shareholder Base

Completed Acquisition of Park Hyatt Beaver Creek Resort & Spa

Announced Agreement to Acquire Hotel Yountville

DALLAS, May 3, 2017 -- Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Prime” or the “Company”) today reported the following results and performance measures for the first quarter ended March 31, 2017.  The performance measurements for Occupancy, Average Daily Rate (ADR), Revenue Per Available Room (RevPAR), and Hotel EBITDA are comparable assuming each of the hotel properties in the Company’s hotel portfolio as of March 31, 2017 were owned as of the beginning of each of the periods presented.  Unless otherwise stated, all reported results compare the first quarter ended March 31, 2017, with the first quarter ended March 31, 2016 (see discussion below).  The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

STRATEGIC OVERVIEW

•     Focused strategy of investing in luxury hotels and resorts

•     Targets conservative leverage levels of 45% Net Debt to Gross Assets

•     Highly-aligned management team and advisory structure

•     Dividend yield of approximately 6%

FINANCIAL AND OPERATING HIGHLIGHTS

•     Net loss attributable to common stockholders for the quarter was $1.7 million or $0.07 per diluted share

•     Comparable RevPAR for all hotels increased 2.5% to $221.11 during the first quarter

•     Comparable RevPAR for all hotels not under renovation increased 5.8% to $284.67 during the first quarter

•     Adjusted funds from operations (AFFO) was $0.46 per diluted share for the quarter as compared with $0.39 per diluted share from the prior-year quarter, an increase of 18%

•     Adjusted EBITDA was $23.7 million for the quarter

•     During the quarter, the Company increased its quarterly common dividend by 33%, from $0.12 per diluted share to $0.16 per diluted share

•     During the quarter, the Company announced that it had refinanced three mortgage loans with existing outstanding balances totaling approximately $334 million with a new loan totaling $365 million

•     During the quarter, the Company announced it had entered into an amended and restated advisory agreement with Ashford Inc. (NYSE MKT: AINC) to significantly lower the termination fee and

AHP Reports First Quarter Results

May 3, 2017

address other investor feedback; subject to shareholder approval

•     During the quarter, the Company announced it had entered into a settlement agreement with Sessa Capital.  As part of the agreement, the Company is adding three new independent directors to its Board, Sessa will not run a slate of director candidates for the Company’s Board through 2018, and all litigation between the Company and Sessa will be dismissed.

•     During the quarter, the Company announced it has entered into a definitive agreement to acquire the 80-room Hotel Yountville in Yountville, CA for $96.5 million ($1,200,000 per key)

•     During the quarter, the Company completed its underwritten public offering of 5,750,000 shares of common stock at a price of $12.15 per share

•     The Company completed its underwritten public offering of 2,075,000 shares of 5.50% Series B Cumulative Convertible Preferred Stock at a price of $20.19 per share

•     During the quarter, the Company completed the acquisition of the 190-room Park Hyatt Beaver Creek Resort & Spa in Beaver Creek, Colorado for $145.5 million ($766,000 per key). Concurrent with the completion of the acquisition, the Company financed the hotel with a $67.5 million non-recourse mortgage loan.

•     Capex invested in the quarter was $9.3 million

REFINED STRATEGY TO ENHANCE SHAREHOLDER VALUE

On January 24, 2017, the Company announced refinements to its strategy in an effort to enhance shareholder value following its newly-appointed CEO, Richard Stockton, having conducted and completed an in-depth strategic review. The review included meeting with investors, inspecting the Company’s hotel properties and dialogue with corporate and property level management teams. These refinements, which were unanimously endorsed by the Board of Directors, include the following:

•     Focused Portfolio: Going forward, the Company’s portfolio will be predominantly focused on investing in the luxury chain scale segment.  The Company will continue to target acquisitions of hotels with a RevPAR of at least 2.0x the national average. As a result, four hotels have been designated as non-core to the portfolio, including the Courtyard Philadelphia Downtown Hotel, Courtyard San Francisco Downtown Hotel, Renaissance Tampa Hotel and Marriott Legacy Center Hotel in Plano, Texas. The Company intends to either reposition or opportunistically sell these hotels in the future if conditions warrant. The Company will also simultaneously pursue new acquisitions in order to grow the portfolio consistent with its stated strategy.

•     Increased Dividend: The Company’s 2017 dividend policy was amended commencing with the first quarter by increasing the quarterly cash dividend for the Company’s common stock by 33%, from $0.12 per diluted share to $0.16 per diluted share. This equates to an annual rate of $0.64 per diluted share, representing a yield of approximately 6% based on the closing stock price on May 2, 2017.

•     Reaffirming Conservative Leverage: The Company will continue to target conservative leverage, with a target leverage level of 45% Net Debt to Gross Assets.

•     Strong Liquidity: The Company will continue to focus on having access to liquidity for both opportunistic investments and as a hedge against economic uncertainty. The Company will target holding 10-15% of its gross debt balance in cash.

UPDATE ON STRATEGIC FOCUS TO INVEST IN LUXURY HOTELS AND RESORTS

On March 1, 2017, the Company announced it had entered into a definitive agreement to acquire the 80-room Hotel Yountville in Yountville, CA for $96.5 million ($1,200,000 per key).  The Company intends to finance the property with approximately $50 million of non-recourse mortgage debt.  The acquisition is expected to close in the second quarter of 2017, subject to customary closing conditions and the approval of a development

AHP Reports First Quarter Results

May 3, 2017

agreement by the town of Yountville.  Because the acquisition is subject to customary closing conditions, the Company can give no assurance that the transaction will be consummated by such date or at all.

On March 31, 2017, the Company completed the acquisition of the 190-room Park Hyatt Beaver Creek Resort & Spa in Beaver Creek, Colorado for $145.5 million ($766,000 per key).   Concurrent with the completion of the acquisition, the Company has financed the hotel with a $67.5 million non-recourse mortgage loan.  This loan is interest only and provides for a floating interest rate of LIBOR + 2.75% with a two-year term and three, one-year extension options subject to the satisfaction of certain conditions.  The property will continue to be operated as a Park Hyatt under a management agreement with Hyatt.

AMENDED ADVISORY AGREEMENT WITH ASHFORD INC.

On January 24, 2017, the Company announced it had entered into an amended and restated advisory agreement with Ashford Inc. (NYSE MKT: AINC) to significantly lower the termination fee and address other investor feedback.  Highlights of the amended agreement include the following:

•     Removal of the tax gross-up provision and the 1.1 times multiple from the calculation of the termination fee.

•     The revenues and allocated expenses of Ashford Inc. used to calculate the termination fee will be publicly disclosed on a quarterly basis. A full calculation of the termination fee under both the existing third amended and restated advisory agreement and the proposed fourth amended and restated advisory agreement was included in the proxy statement that was filed by the Company with the SEC on February 21, 2017 in connection with obtaining stockholder approval of the amended agreement.

•     The termination provisions of the advisory agreement have been amended and, specifically, a change in a majority of the Company’s incumbent directors no longer triggers a termination fee.

•     The advisor’s right under the existing advisory agreement to appoint a “Designated Chief Executive Officer” has been eliminated. The role of the recently appointed CEO of Ashford Prime, Richard Stockton, is not impacted by the removal of this provision, and he will continue to serve as CEO in the same capacity as he has since his appointment on November 14, 2016.

•     In addition to the termination fee, a payment of $45 million would be owed to Ashford Inc. in the event the amended agreement is terminated prior to any incremental growth in the hotel portfolio.  This amount will reduce ratably to zero over time based on incremental asset growth.

•     At the effective date of the amended agreement, the Company will pay Ashford Inc. $5.0 million in cash.

The Company’s Board of Directors, acting upon the unanimous recommendation of a special committee of independent directors, unanimously approved the amended agreement, and resolved to recommend that the Company’s stockholders approve the amended agreement. The special committee exclusively negotiated the amended agreement on behalf of the Company with the assistance of independent legal and financial advisors. The amended agreement will not become effective unless it is approved by the Company’s stockholders.

A summary of the terms of the amended agreement and the complete amended agreement can be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2017.

AHP Reports First Quarter Results

May 3, 2017

CAPITAL STRUCTURE

At March 31, 2017, the Company had total assets of $1.5 billion.  As of March 31, 2017, the Company had $865 million of mortgage debt of which $48 million related to its joint venture partner’s share of debt on the Capital Hilton and Hilton La Jolla Torrey Pines.  The Company’s total combined debt had a blended average interest rate of 3.9%.

On January 24, 2017, the Company announced that it had refinanced three mortgage loans with existing outstanding balances totaling approximately $334 million. The previous mortgage loans that were refinanced had final maturity dates in April 2017. The new loan totals $365 million and has a two-year initial term with five one-year extension options, subject to the satisfaction of certain conditions. The loan is interest only and provides for a floating interest rate of LIBOR + 2.58%. The loan is secured by five hotels: Plano Marriott Legacy Town Center, Seattle Marriott Waterfront, Tampa Renaissance, San Francisco Courtyard Downtown and Philadelphia Courtyard Downtown. The new loan contains flexible release provisions should the Company decide to sell any of the hotels. The Company expects to realize approximately $12 million in annual savings in interest and principal payments based on the current forward LIBOR curve.

In March 2017, the Company completed its underwritten public offering of 5,750,000 shares of the Company’s common stock at a price to the public of $12.15 per share. Total net proceeds from the offering, after deducting the underwriters’ discounts and commissions and estimated offering expenses, were approximately $67 million.

The Company completed its underwritten public offering of 2,075,000 shares of the Company’s 5.50% Series B Cumulative Convertible Preferred Stock at a price to the public of $20.19 per share.  Dividends on the preferred stock will accrue at a rate of 5.50% per annum on the liquidation preference of $25.00 per share.  Total net proceeds from the offering, after deducting the underwriters’ discounts and commissions and estimated offering expenses, were approximately $41 million.

PORTFOLIO REVPAR

As of March 31, 2017, the portfolio consisted of twelve properties.  During the first quarter of 2017, eight of the Company’s hotels were not under renovation.  The Company believes reporting its operating metrics for its hotels on a comparable total basis (all 12 hotels) and comparable not under renovation basis (8 hotels) is a measure that reflects a meaningful and focused comparison of the operating results in its portfolio.  Details of each category are provided in the tables attached to this release.

•    Comparable RevPAR increased 2.5% to $221.11 for all hotels on a 1.5% increase in ADR and a 1.0% increase in occupancy

•    Comparable RevPAR increased 5.8% to $284.67 for hotels not under renovation on a 2.9% increase in ADR and a 2.8% increase in occupancy

HOTEL EBITDA MARGINS AND QUARTERLY SEASONALITY TRENDS

The Company believes year-over-year Comparable Hotel EBITDA and Comparable Hotel EBITDA Margin comparisons are more meaningful to gauge the performance of the Company’s hotels than sequential quarter-over-quarter comparisons.  Given the substantial seasonality in the Company’s portfolio, to help investors better understand this seasonality, the Company provides quarterly detail on its Comparable Hotel EBITDA and Comparable Hotel EBITDA Margin for the current and certain prior-year periods based upon the number of hotels in the Company’s portfolio as of the end of the current period.  As the Company’s portfolio mix changes from time to time so will the seasonality for Comparable Hotel EBITDA and Comparable Hotel EBITDA Margin.  The details of the quarterly calculations for the previous four quarters for the twelve hotels are provided in the table attached to this release.

AHP Reports First Quarter Results

May 3, 2017

COMMON STOCK DIVIDEND

On March 14, 2017, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.16 per diluted share for the Company’s common stock for the first quarter ending March 31, 2017.  The dividend, which equates to an annual rate of $0.64 per share, is payable on April 17, 2017, to shareholders of record as of March 31, 2017.

“We are pleased with our first quarter 2017 performance, highlighted by solid growth in AFFO per share of 18% over the prior year,” said Richard J. Stockton, Ashford Prime’s President and Chief Executive Officer. “We continue to focus on maximizing shareholder value and delivering strong operational results and, with the acquisitions of Hotel Yountville and Park Hyatt Beaver Creek Resort & Spa, we are continuing to execute on our refined strategy to meaningfully grow our portfolio within the luxury chain scale segment.”

INVESTOR CONFERENCE CALL AND SIMULCAST

Ashford Hospitality Prime, Inc. will conduct a conference call on Thursday, May 4, 2017, at 11:00 a.m. ET.  The number to call for this interactive teleconference is (719) 325-4800. A replay of the conference call will be available through Thursday, May 11, 2017, by dialing (719) 457-0820 and entering the confirmation number, 6083892.

The Company will also provide an online simulcast and rebroadcast of its first quarter 2017 earnings release conference call.  The live broadcast of Ashford Hospitality Prime’s quarterly conference call will be available online at the Company’s web site, www.ahpreit.com on Thursday, May 4, 2017, beginning at 11:00 a.m. ET.  The online replay will follow shortly after the call and continue for approximately one year.

Substantially all of our non-current assets consist of real estate investments secured by real estate.  Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to assist in evaluating a real estate company’s operations. These supplemental measures include FFO, AFFO, EBITDA, and Hotel EBITDA.  FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us.  Neither FFO, AFFO, EBITDA, nor Hotel EBITDA represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor are such measures indicative of funds available to satisfy our cash needs, including our ability to make cash distributions.  However, management believes FFO, AFFO, EBITDA, and Hotel EBITDA to be meaningful measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.

*  *  *  *  *

Ashford Hospitality Prime is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.

Ashford has created an Ashford App for the hospitality REIT investor community.  The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this press release include, among others, statements about the implied share price for the Company’s common stock.  These forward-looking statements are subject to risks and uncertainties.  When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements.  Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Prime’s control.

AHP Reports First Quarter Results

May 3, 2017

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation:  general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; our ability to successfully complete and integrate acquisitions, and manage our planned growth, and the degree and nature of our competition.  These and other risk factors are more fully discussed in Ashford Prime’s filings with the Securities and Exchange Commission.  EBITDA is defined as net income before interest, taxes, depreciation and amortization.  EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price.  A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price.  Net operating income is the property’s funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues.  Hotel EBITDA flow-through is the change in Hotel EBITDA divided by the change in total revenues.  Hotel EBITDA Margin is Hotel EBITDA divided by total revenues.  Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.

The forward-looking statements included in this press release are only made as of the date of this press release.  Investors should not place undue reliance on these forward-looking statements.  We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

(unaudited)

	March 31,	December 31,
	2017	2016
ASSETS
Investments in hotel properties, gross	$1,411,428	$1,258,412
Accumulated depreciation	(254,168)	(243,880)
Investments in hotel properties, net	1,157,260	1,014,532
Cash and cash equivalents	161,314	126,790
Restricted cash	35,779	37,855
Accounts receivable, net of allowance of $81 and $96, respectively	24,912	18,194
Inventories	1,790	1,479
Note receivable	8,098	8,098
Deferred costs, net	924	1,020
Prepaid expenses	6,471	3,669
Investment in Ashford Inc., at fair value	11,498	8,407
Derivative assets	414	1,149
Other assets	9,068	2,249
Intangible assets, net	22,760	22,846
Due from Ashford Trust OP, net	-	488
Due from AQUA U.S. Fund	-	2,289
Due from related party, net	598	377
Due from third-party hotel managers	9,936	7,555

Total assets	$1,450,822	$1,256,997

LIABILITIES AND EQUITY
Liabilities:
Indebtedness, net	$856,161	$764,616
Accounts payable and accrued expenses	52,939	44,791
Dividends payable	8,025	5,038
Due to Ashford Trust OP, net	6	-
Due to Ashford Inc.	3,525	5,085
Due to affiliate	-	2,500
Due to third-party hotel managers	962	973
Intangible liability, net	3,611	3,625
Other liabilities	1,465	1,432

Total liabilities	926,694	828,060

5.50% Series B cumulative convertible preferred stock, $0.01 par value, 4,865,850 and 2,890,850 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	104,321	65,960
Redeemable noncontrolling interests in operating partnership	48,585	59,544
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 31,765,912 and 26,021,552 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	317	260
Additional paid-in capital	467,535	401,790
Accumulated deficit	(91,246)	(93,254)
Total stockholders’ equity of the Company	376,606	308,796
Noncontrolling interest in consolidated entities	(5,384)	(5,363)

Total equity	371,222	303,433

Total liabilities and equity	$1,450,822	$1,256,997

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2017	2016
REVENUE
Rooms	$67,418	$69,251
Food and beverage	24,473	24,865
Other	5,365	5,648

Total hotel revenue	97,256	99,764
Other	40	33

Total revenue	97,296	99,797

EXPENSES
Hotel operating expenses
Rooms	15,797	15,819
Food and beverage	16,861	17,445
Other expenses	27,731	28,339
Management fees	3,545	3,807

Total hotel operating expenses	63,934	65,410

Property taxes, insurance and other	5,074	5,043
Depreciation and amortization	11,971	11,904
Advisory services fee:
Base advisory fee	2,003	2,025
Reimbursable expenses	547	652
Non-cash stock/unit-based compensation	(1,685)	(613)
Transaction costs	4,328	-
Corporate, general and administrative:
Non-cash stock/unit-based compensation	18	-
Other general and administrative	3,856	3,923

Total operating expenses	90,046	88,344

OPERATING INCOME (LOSS)	7,250	11,453

Equity in earnings (loss) of unconsolidated entity	-	(2,650)
Interest income	112	32
Other income (expense)	(157)	(10)
Interest expense	(7,153)	(9,753)
Amortization of loan costs	(1,049)	(881)
Write-off of loan costs and exit fees	(1,963)	-
Unrealized gain (loss) on investments	3,091	(1,493)
Unrealized gain (loss) on derivatives	(898)	3,533

INCOME (LOSS) BEFORE INCOME TAXES	(767)	231
Income tax (expense) benefit	478	(370)

NET INCOME (LOSS)	(289)	(139)
(Income) loss from consolidated entities attributable to noncontrolling interest	21	(145)
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	255	150

NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	(13)	(134)
Preferred dividends	(1,673)	(894)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,686)	$(1,028)

INCOME (LOSS) PER SHARE – BASIC AND DILUTED
Basic:

Net income (loss) attributable to common stockholders	$(0.07)	$(0.04)
Weighted average common shares outstanding – basic	27,267	28,343

Diluted:

Net income (loss) attributable to common stockholders	$(0.07)	$(0.04)
Weighted average common shares outstanding – diluted	27,267	28,343

Dividends declared per common share:	$0.16	$0.10

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2017	2016

Net income (loss)	$(289)	$(139)
(Income) loss from consolidated entities attributable to noncontrolling interest	21	(145)
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	255	150
Net income (loss) attributable to the Company	(13)	(134)

Interest income	(112)	(32)
Interest expense and amortization of loan costs	7,764	10,229
Depreciation and amortization	11,251	11,200
Income tax expense (benefit)	(501)	370
Net income (loss) attributable to redeemable noncontrolling interests in operating partnership	(255)	(150)

EBITDA available to the Company and OP unitholders	18,134	21,483

Amortization of favorable (unfavorable) contract assets (liabilities)	49	(39)
Transaction costs	4,328	-
Other (income) expense	157	10
Write-off of loan costs and exit fees	1,963	-
Unrealized (gain) loss on investments	(3,091)	1,493
Unrealized (gain) loss on derivatives	898	(3,533)
Non-cash stock/unit-based compensation	(1,668)	(613)
Legal, advisory and settlement costs	2,945	3,313
Company’s portion of unrealized (gain) loss of investment in securities investment fund	-	2,650

Adjusted EBITDA available to the Company and OP unitholders	$23,715	$24,764

RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS (“FFO”) AND ADJUSTED FFO

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2017	2016

Net income (loss)	$(289)	$(139)
(Income) loss from consolidated entities attributable to noncontrolling interest	21	(145)
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	255	150
Preferred dividends	(1,673)	(894)
Net income (loss) attributable to common stockholders	(1,686)	(1,028)

Depreciation and amortization on real estate	11,251	11,200
Net income (loss) attributable to redeemable noncontrolling interests in operating partnership	(255)	(150)

FFO available to common stockholders and OP unitholders	9,310	10,022

Preferred dividends	1,673	894
Transaction costs	4,328	-
Other (income) expense	157	10
Write-off of loan costs and exit fees	1,963	-
Unrealized (gain) loss on investments	(3,091)	1,493
Unrealized (gain) loss on derivatives	898	(3,533)
Non-cash stock/unit-based compensation	(1,668)	(613)
Legal, advisory and settlement costs	2,945	3,313
Company’s portion of unrealized (gain) loss of investment in securities investment fund	-	2,650

Adjusted FFO available to the Company and OP unitholders	$16,515	$14,236

Adjusted FFO per diluted share available to the Company and OP unitholders	$0.46	$0.39

Weighted average diluted shares	36,272	36,290

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

SUMMARY OF INDEBTEDNESS

MARCH 31, 2017

(dollars in thousands)

(unaudited)

							Comparable	Comparable
			Fixed-Rate	Floating-Rate		Total	TTM Hotel	TTM EBITDA
Indebtedness	Maturity	Interest Rate	Debt	Debt		Debt	EBITDA (8)	Debt Yield

Column Financial Bardessono - 1 hotel	December 2017	LIBOR + 4.95%	$-	$40,000	(1)	$40,000	$5,119	12.8%
Apollo Ritz-Carlton St. Thomas - 1 hotel	December 2017	LIBOR + 4.95%	-	42,000	(1)	42,000	8,250	19.6%
GACC Sofitel - 1 hotel	March 2018	LIBOR + 2.30%	-	80,000	(2)	80,000	7,947	9.9%
Credit Agricole Pier House - 1 hotel	March 2018	LIBOR + 2.25%	-	70,000	(3)	70,000	10,223	14.6%
TIF Philly CY - 1 hotel	June 2018	12.85%	8,098	-		8,098	N/A	N/A
Morgan Stanley Pool - 5 hotels	February 2019	LIBOR + 2.58%	-	365,000	(4)	365,000	57,842	15.8%
JPMorgan Park Hyatt Beaver Creek - 1 hotel	April 2019	LIBOR + 2.75%	-	67,500	(1)	67,500	9,950	14.7%
Aareal - 2 hotels	November 2019	LIBOR + 2.65%	-	192,092	(5)	192,092	32,196	16.8%
Secured revolving credit facility - Various	November 2019	Base Rate(7) + 1.25% to 2.50% or LIBOR + 2.25% to 3.50%	-	-	(6)	-	N/A	N/A

Total			$8,098	$856,592		$864,690	$131,527	15.2%

Percentage			0.9%	99.1%		100.0%

Weighted average interest rate			12.85%	3.77%		3.85%

All indebtedness is non-recourse with the exception of the secured revolving credit facility.

(1) This mortgage loan has three one-year extension options subject to satisfaction of certain conditions.

(2) This mortgage loan has three one-year extension options subject to satisfaction of certain conditions, of which the second was exercised in March 2017.

(3) This mortgage loan has three one-year extension options subject to satisfaction of certain conditions, of which the first was exercised in March 2017.

(4) On January 18, 2017, we refinanced three mortgage loans totaling $333.7 million set to mature in April 2017 with a new $365.0 million loan with a two-year initial term and five one-year extension options subject to the satisfaction of certain conditions. The new loan is interest only and bears interest at a rate of LIBOR + 2.58%.

(5) This mortgage loan has two one-year extension options subject to satisfaction of certain conditions.

(6) This credit facility has two one-year extension options subject to advance notice, certain conditions and a 0.25% extension fee beginning November 2019.

(7) Base Rate, as defined in the secured revolving credit facility agreement, is the greater of (i) the prime rate set by Bank of America, or (ii) federal funds rate + 0.5%, or (iii) LIBOR + 1.0%.

(8) See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

INDEBTEDNESS BY MATURITY ASSUMING EXTENSION OPTIONS ARE EXERCISED

MARCH 31, 2017

(in thousands)

(unaudited)

	2017	2018	2019	2020	2021	Thereafter	Total

Secured revolving credit facility - Various	$-	$-	$-	$-	$-	$-	$-
TIF Philly CY - 1 hotel	-	8,098	-	-	-	-	8,098
GACC Sofitel - 1 hotel	-	-	80,000	-	-	-	80,000
Credit Agricole Pier House - 1 hotel	-	-	-	70,000	-	-	70,000
Column Financial Bardessono - 1 hotel	-	-	-	40,000	-	-	40,000
Apollo Ritz-Carlton St. Thomas - 1 hotel	-	-	-	42,000	-	-	42,000
Aareal - 2 hotels	-	-	-	-	177,486	-	177,486
Morgan Stanley Pool - 5 hotels	-	-	-	-	-	365,000	365,000
JPMorgan Park Hyatt Beaver Creek - 1 hotel	-	-	-	-	-	67,500	67,500

Principal due in future periods	$-	$8,098	$80,000	$152,000	$177,486	$432,500	$850,084

Scheduled amortization payments remaining	2,319	2,939	3,120	3,312	2,916	-	14,606

Total indebtedness	$2,319	$11,037	$83,120	$155,312	$180,402	$432,500	$864,690

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

KEY PERFORMANCE INDICATORS

(unaudited)

ALL HOTELS:	Three Months Ended
	March 31,
	Actual	Non- comparable adjustments	Comparable	Actual	Non- comparable adjustments	Comparable	Actual	Comparable
	2017	2017	2017	2016	2016	2016	% Variance	% Variance

Rooms revenue (in thousands)	$67,418	$10,034	$77,452	$69,251	$7,156	$76,407	(2.65%)	1.37%
RevPAR	$202.35	$586.82	$221.11	$192.56	$(1,310.59)	$215.74	5.08%	2.49%
Occupancy	78.43%	83.74%	78.69%	77.77%	(66.68%)	77.94%	0.85%	0.96%
ADR	$258.00	$700.74	$281.00	$247.62	$(1,965.35)	$276.81	4.19%	1.51%

NOTES:

(1)          The above comparable information assumes the twelve hotel properties owned and included in the Company’s operations at March 31, 2017, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from the hotel acquired during the period offset by results from the hotel sold during the period.

(2)          All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

ALL HOTELS
NOT UNDER RENOVATION:	Three Months Ended March 31,
	Actual	Non- comparable adjustments	Comparable	Actual	Non- comparable adjustments	Comparable	Actual	Comparable
	2017	2017	2017	2016	2016	2016	% Variance	% Variance

Rooms revenue (in thousands)	$45,537	$10,034	$55,571	$45,952	$7,156	$53,108	(0.90%)	4.64%
RevPAR	$255.66	$586.82	$284.67	$226.55	$(1,310.59)	$269.07	12.85%	5.80%
Occupancy	83.03%	83.74%	83.09%	80.46%	(66.68%)	80.84%	3.19%	2.78%
ADR	$307.93	$700.74	$342.61	$281.56	$(1,965.35)	$332.83	9.37%	2.94%

NOTES:

(1)          The above comparable information assumes the eight hotel properties owned and included in the Company’s operations at March 31, 2017, and not under renovation during the three months ended March 31, 2017, were owned as of the beginning of the periods presented. Non-comparable adjustments include pre-acquisition results from the hotel acquired during the period offset by results from the hotel sold during the period.

(2)          All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

(3)          Excluded Hotels Under Renovation:

Philadelphia Courtyard Downtown, Plano Marriott Legacy Town Center, San Francisco Courtyard Downtown, Chicago Sofitel Magnificent Mile

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

HOTEL EBITDA

(dollars in thousands)

(unaudited)

ALL HOTELS:	Three Months Ended
	March 31,
	2017	2016	% Variance

Total hotel revenue	$97,256	$99,764	(2.51%)
Non-comparable adjustments	18,810	14,841
Comparable total hotel revenue	$116,066	$114,605	1.27%

Hotel EBITDA	$28,731	$29,457	(2.46%)
Non-comparable adjustments	7,068	5,619
Comparable Hotel EBITDA	$35,799	$35,076	2.06%
Hotel EBITDA Margin	29.54%	29.53%	0.01%
Comparable Hotel EBITDA Margin	30.84%	30.61%	0.23%

Hotel EBITDA adjustments attributable to consolidated noncontrolling interests	$2,223	$1,760	26.31%
Hotel EBITDA attributable to the Company and OP unitholders	$26,508	$27,697	(4.29%)
Comparable Hotel EBITDA attributable to the Company and OP unitholders	$33,576	$33,316	0.78%

NOTES:

(1)          The above comparable information assumes the twelve hotel properties owned and included in the Company’s operations at March 31, 2017, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from the hotel acquired during the period offset by results from the hotel sold during the period.

(2)          All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

(3)          See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

ALL HOTELS	Three Months Ended
NOT UNDER RENOVATION:	March 31,
	2017	2016	% Variance

Total hotel revenue	$68,168	$68,920	(1.09%)
Non-comparable adjustments	18,810	14,841
Comparable total hotel revenue	$86,978	$83,761	3.84%

Hotel EBITDA	$22,030	$21,977	0.24%
Non-comparable adjustments	7,068	5,619
Comparable Hotel EBITDA	$29,098	$27,596	5.44%
Hotel EBITDA Margin	32.32%	31.89%	0.43%
Comparable Hotel EBITDA Margin	33.45%	32.95%	0.50%

Hotel EBITDA adjustments attributable to consolidated noncontrolling interests	$2,223	$1,760	26.31%
Hotel EBITDA attributable to the Company and OP unitholders	$19,807	$20,217	(2.03%)
Comparable Hotel EBITDA attributable to the Company and OP unitholders	$26,875	$25,836	4.02%

NOTES:

(1)          The above comparable information assumes the eight hotel properties owned and included in the Company’s operations at March 31, 2017, and not under renovation during the three months ended March 31, 2017, were owned as of the beginning of the periods presented. Non-comparable adjustments include pre-acquisition results from the hotel acquired during the period offset by results from the hotel sold during the period.

(2)          All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

(3)          See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

(4)          Excluded Hotels Under Renovation:

Philadelphia Courtyard Downtown, Plano Marriott Legacy Town Center, San Francisco Courtyard Downtown, Chicago Sofitel Magnificent Mile

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

SELECTED FINANCIAL AND OPERATING INFORMATION BY PROPERTY

(in thousands, except operating information)

(unaudited)

THE FOLLOWING TABLE PRESENTS SELECTED FINANCIAL AND OPERATING INFORMATION BY PROPERTY:

	Three Months Ended March 31,
	Actual	Non- comparable adjustments	Comparable	Actual	Non- comparable adjustments	Comparable	Actual	Comparable
	2017	2017	2017	2016	2016	2016	% Variance	% Variance

CAPITAL HILTON WASHINGTON D.C.
Selected Financial Information:
Rooms Revenue	$10,874	$-	$10,874	$9,226	$-	$9,226	17.86%	17.86%
Total Hotel Revenue	$15,835	$-	$15,835	$13,766	$-	$13,766	15.03%	15.03%
Hotel EBITDA	$5,005	$-	$5,005	$3,615	$-	$3,615	38.45%	38.45%
Hotel EBITDA Margin	31.61%		31.61%	26.26%		26.26%	5.35%	5.35%
Selected Operating Information:
RevPAR	$219.68	$-	$219.68	$184.35	$-	$184.35	19.17%	19.17%
Occupancy	86.49%	0.00%	86.49%	81.45%	0.00%	81.45%	6.19%	6.19%
ADR	$253.99	$-	$253.99	$226.32	$-	$226.32	12.23%	12.23%

LA JOLLA HILTON TORREY PINES
Selected Financial Information:
Rooms Revenue	$6,125	$-	$6,125	$5,824	$-	$5,824	5.17%	5.17%
Total Hotel Revenue	$11,236	$-	$11,236	$10,839	$-	$10,839	3.66%	3.66%
Hotel EBITDA	$3,887	$-	$3,887	$3,425	$-	$3,425	13.49%	13.49%
Hotel EBITDA Margin	34.59%		34.59%	31.60%		31.60%	2.99%	2.99%
Selected Operating Information:
RevPAR	$172.73	$-	$172.73	$162.44	$-	$162.44	6.33%	6.33%
Occupancy	79.87%	0.00%	79.87%	77.94%	0.00%	77.94%	2.48%	2.48%
ADR	$216.25	$-	$216.25	$208.42	$-	$208.42	3.76%	3.76%

CHICAGO SOFITEL MAGNIFICENT MILE
Selected Financial Information:
Rooms Revenue	$3,473	$-	$3,473	$3,618	$-	$3,618	(4.01%)	(4.01%)
Total Hotel Revenue	$4,786	$-	$4,786	$5,260	$-	$5,260	(9.01%)	(9.01%)
Hotel EBITDA	$(1,176)	$-	$(1,176)	$(723)	$-	$(723)	(62.66%)	(62.66%)
Hotel EBITDA Margin	(24.57%)		(24.57%)	(13.75%)		(13.75%)	(10.82%)	(10.82%)
Selected Operating Information:
RevPAR	$92.99	$-	$92.99	$95.80	$-	$95.80	(2.94%)	(2.94%)
Occupancy	66.57%	0.00%	66.57%	65.07%	0.00%	65.07%	2.31%	2.31%
ADR	$139.67	$-	$139.67	$147.23	$-	$147.23	(5.13%)	(5.13%)

BARDESSONO HOTEL AND SPA
Selected Financial Information:
Rooms Revenue	$2,457	$-	$2,457	$2,290	$-	$2,290	7.29%	7.29%
Total Hotel Revenue	$3,484	$-	$3,484	$3,452	$-	$3,452	0.93%	0.93%
Hotel EBITDA	$233	$-	$233	$143	$-	$143	62.94%	62.94%
Hotel EBITDA Margin	6.69%		6.69%	4.14%		4.14%	2.55%	2.55%
Selected Operating Information:
RevPAR	$440.31	$-	$440.31	$405.89	$-	$405.89	8.48%	8.48%
Occupancy	75.70%	0.00%	75.70%	75.31%	0.00%	75.31%	0.52%	0.52%
ADR	$581.65	$-	$581.65	$538.96	$-	$538.96	7.92%	7.92%

KEY WEST PIER HOUSE RESORT
Selected Financial Information:
Rooms Revenue	$5,682	$-	$5,682	$5,844	$-	$5,844	(2.77%)	(2.77%)
Total Hotel Revenue	$6,977	$-	$6,977	$7,072	$-	$7,072	(1.34%)	(1.34%)
Hotel EBITDA	$3,662	$-	$3,662	$3,668	$-	$3,668	(0.16%)	(0.16%)
Hotel EBITDA Margin	52.49%		52.49%	51.87%		51.87%	0.62%	0.62%
Selected Operating Information:
RevPAR	$444.59	$-	$444.59	$452.26	$-	$452.26	(1.70%)	(1.70%)
Occupancy	89.43%	0.00%	89.43%	92.87%	0.00%	92.87%	(3.71%)	(3.71%)
ADR	$497.15	$-	$497.15	$486.97	$-	$486.97	2.09%	2.09%

PARK HYATT BEAVER CREEK
Selected Financial Information:
Rooms Revenue	$-	$10,034	$10,034	$-	$9,892	$9,892	0.00%	1.44%
Total Hotel Revenue	$-	$18,810	$18,810	$-	$18,028	$18,028	0.00%	4.34%
Hotel EBITDA	$-	$7,068	$7,068	$-	$6,847	$6,847	0.00%	3.23%
Hotel EBITDA Margin	0.00%		37.58%	0.00%		37.98%	0.00%	(0.40%)
Selected Operating Information:
RevPAR	$-	$586.82	$586.82	$-	$572.10	$572.10	0.00%	2.57%
Occupancy	0.00%	83.74%	83.74%	0.00%	81.58%	81.58%	0.00%	2.65%
ADR	$-	$700.74	$700.74	$-	$701.24	$701.24	0.00%	(0.07%)

PHILADELPHIA COURTYARD DOWNTOWN
Selected Financial Information:
Rooms Revenue	$4,960	$-	$4,960	$5,065	$-	$5,065	(2.07%)	(2.07%)
Total Hotel Revenue	$6,122	$-	$6,122	$6,265	$-	$6,265	(2.28%)	(2.28%)
Hotel EBITDA	$1,583	$-	$1,583	$1,697	$-	$1,697	(6.72%)	(6.72%)
Hotel EBITDA Margin	25.86%		25.86%	27.09%		27.09%	(1.23%)	(1.23%)
Selected Operating Information:
RevPAR	$110.44	$-	$110.44	$111.54	$-	$111.54	(0.99%)	(0.99%)
Occupancy	74.73%	0.00%	74.73%	75.31%	0.00%	75.31%	(0.77%)	(0.77%)
ADR	$147.79	$-	$147.79	$148.10	$-	$148.10	(0.21%)	(0.21%)

	Three Months Ended March 31,
	Actual	Non- comparable adjustments	Comparable	Actual	Non- comparable adjustments	Comparable	Actual	Comparable
	2017	2017	2017	2016	2016	2016	% Variance	% Variance

PLANO MARRIOTT LEGACY TOWN CENTER
Selected Financial Information:
Rooms Revenue	$5,106	$-	$5,106	$5,217	$-	$5,217	(2.13%)	(2.13%)
Total Hotel Revenue	$8,559	$-	$8,559	$8,541	$-	$8,541	0.21%	0.21%
Hotel EBITDA	$3,056	$-	$3,056	$2,977	$-	$2,977	2.65%	2.65%
Hotel EBITDA Margin	35.71%		35.71%	34.86%		34.86%	0.85%	0.85%
Selected Operating Information:
RevPAR	$140.43	$-	$140.43	$141.92	$-	$141.92	(1.05%)	(1.05%)
Occupancy	71.78%	0.00%	71.78%	68.97%	0.00%	68.97%	4.07%	4.07%
ADR	$195.64	$-	$195.64	$205.78	$-	$205.78	(4.93%)	(4.93%)

SAN FRANCISCO COURTYARD DOWNTOWN
Selected Financial Information:
Rooms Revenue	$8,342	$-	$8,342	$9,399	$-	$9,399	(11.25%)	(11.25%)
Total Hotel Revenue	$9,621	$-	$9,621	$10,778	$-	$10,778	(10.73%)	(10.73%)
Hotel EBITDA	$3,238	$-	$3,238	$3,529	$-	$3,529	(8.25%)	(8.25%)
Hotel EBITDA Margin	33.66%		33.66%	32.74%		32.74%	0.92%	0.92%
Selected Operating Information:
RevPAR	$228.87	$-	$228.87	$255.02	$-	$255.02	(10.25%)	(10.25%)
Occupancy	79.30%	0.00%	79.30%	87.73%	0.00%	87.73%	(9.61%)	(9.61%)
ADR	$288.62	$-	$288.62	$290.70	$-	$290.70	(0.72%)	(0.72%)

SEATTLE COURTYARD DOWNTOWN
Selected Financial Information:
Rooms Revenue	$-	$-	$-	$2,736	$(2,736)	$-	(100.00%)	0.00%
Total Hotel Revenue	$-	$-	$-	$3,187	$(3,187)	$-	(100.00%)	0.00%
Hotel EBITDA	$-	$-	$-	$1,228	$(1,228)	$-	(100.00%)	0.00%
Hotel EBITDA Margin	0.00%		0.00%	38.53%		0.00%	(38.53%)	0.00%
Selected Operating Information:
RevPAR	$-	$-	$-	$120.26	$(120.26)	$-	(100.00%)	0.00%
Occupancy	0.00%	0.00%	0.00%	78.01%	(78.01%)	0.00%	(100.00%)	0.00%
ADR	$-	$-	$-	$154.16	$(154.16)	$-	(100.00%)	0.00%

SEATTLE MARRIOTT WATERFRONT
Selected Financial Information:
Rooms Revenue	$5,413	$-	$5,413	$4,987	$-	$4,987	8.54%	8.54%
Total Hotel Revenue	$7,498	$-	$7,498	$6,864	$-	$6,864	9.24%	9.24%
Hotel EBITDA	$2,567	$-	$2,567	$2,171	$-	$2,171	18.24%	18.24%
Hotel EBITDA Margin	34.24%		34.24%	31.63%		31.63%	2.61%	2.61%
Selected Operating Information:
RevPAR	$168.00	$-	$168.00	$153.08	$-	$153.08	9.75%	9.75%
Occupancy	81.23%	0.00%	81.23%	73.56%	0.00%	73.56%	10.43%	10.43%
ADR	$206.81	$-	$206.81	$208.09	$-	$208.09	(0.62%)	(0.62%)

ST. THOMAS RITZ-CARLTON
Selected Financial Information:
Rooms Revenue	$9,743	$-	$9,743	$9,837	$-	$9,837	(0.96%)	(0.96%)
Total Hotel Revenue	$15,675	$-	$15,675	$16,319	$-	$16,319	(3.95%)	(3.95%)
Hotel EBITDA	$4,408	$-	$4,408	$4,971	$-	$4,971	(11.33%)	(11.33%)
Hotel EBITDA Margin	28.12%		28.12%	30.46%		30.46%	(2.34%)	(2.34%)
Selected Operating Information:
RevPAR	$601.42	$-	$601.42	$600.53	$-	$600.53	0.15%	0.15%
Occupancy	78.68%	0.00%	78.68%	79.47%	0.00%	79.47%	(0.99%)	(0.99%)
ADR	$764.40	$-	$764.40	$755.62	$-	$755.62	1.16%	1.16%

TAMPA RENAISSANCE
Selected Financial Information:
Rooms Revenue	$5,243	$-	$5,243	$5,208	$-	$5,208	0.67%	0.67%
Total Hotel Revenue	$7,463	$-	$7,463	$7,421	$-	$7,421	0.57%	0.57%
Hotel EBITDA	$2,268	$-	$2,268	$2,756	$-	$2,756	(17.71%)	(17.71%)
Hotel EBITDA Margin	30.39%		30.39%	37.14%		37.14%	(6.75%)	(6.75%)
Selected Operating Information:
RevPAR	$198.81	$-	$198.81	$195.32	$-	$195.32	1.79%	1.79%
Occupancy	84.08%	0.00%	84.08%	88.19%	0.00%	88.19%	(4.66%)	(4.66%)
ADR	$236.45	$-	$236.45	$221.47	$-	$221.47	6.76%	6.76%

PRIME PROPERTIES TOTAL
Selected Financial Information:
Rooms Revenue	$67,418	$10,034	$77,452	$69,251	$7,156	$76,407	(2.65%)	1.37%
Total Hotel Revenue	$97,256	$18,810	$116,066	$99,764	$14,841	$114,605	(2.51%)	1.27%
Hotel EBITDA	$28,731	$7,068	$35,799	$29,457	$5,619	$35,076	(2.46%)	2.06%
Hotel EBITDA Margin	29.54%		30.84%	29.53%		30.61%	0.01%	0.23%
Selected Operating Information:
RevPAR	$202.35	$586.82	$221.11	$192.56	$(1,310.59)	$215.74	5.08%	2.49%
Occupancy	78.44%	83.74%	78.69%	77.77%	(66.68%)	77.94%	0.86%	0.96%
ADR	$258.00	$700.74	$281.00	$247.62	$(1,965.35)	$276.81	4.19%	1.51%

NOTES:

(1)        The above comparable information assumes the twelve hotel properties owned and included in the Company’s operations at March 31, 2017, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from the hotel acquired during the period offset by results from the hotel sold during the period.

(2)        All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

(3)        See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

SELECTED FINANCIAL AND OPERATING INFORMATION BY PROPERTY

(in thousands, except operating information)

(unaudited)

THE FOLLOWING TABLE PRESENTS SELECTED FINANCIAL AND OPERATING INFORMATION BY PROPERTY:

	TTM Ended March 31,
	Actual	Non- comparable adjustments	Comparable
	2017	2017	2017

CAPITAL HILTON WASHINGTON D.C.
Selected Financial Information:
Rooms Revenue	$42,785	$-	$42,785
Total Hotel Revenue	$60,681	$-	$60,681
Hotel EBITDA	$18,812	$-	$18,812
Hotel EBITDA Margin	31.00%		31.00%
Selected Operating Information:
RevPAR	$213.12	$-	$213.12
Occupancy	89.85%	0.00%	89.85%
ADR	$237.21	$-	$237.21

LA JOLLA HILTON TORREY PINES
Selected Financial Information:
Rooms Revenue	$23,865	$-	$23,865
Total Hotel Revenue	$42,455	$-	$42,455
Hotel EBITDA	$13,384	$-	$13,384
Hotel EBITDA Margin	31.53%		31.53%
Selected Operating Information:
RevPAR	$165.95	$-	$165.95
Occupancy	84.32%	0.00%	84.32%
ADR	$196.80	$-	$196.80

CHICAGO SOFITEL MAGNIFICENT MILE
Selected Financial Information:
Rooms Revenue	$26,881	$-	$26,881
Total Hotel Revenue	$36,405	$-	$36,405
Hotel EBITDA	$7,947	$-	$7,947
Hotel EBITDA Margin	21.83%		21.83%
Selected Operating Information:
RevPAR	$177.46	$-	$177.46
Occupancy	82.84%	0.00%	82.84%
ADR	$214.23	$-	$214.23

BARDESSONO HOTEL AND SPA
Selected Financial Information:
Rooms Revenue	$14,214	$-	$14,214
Total Hotel Revenue	$18,966	$-	$18,966
Hotel EBITDA	$5,119	$-	$5,119
Hotel EBITDA Margin	26.99%		26.99%
Selected Operating Information:
RevPAR	$628.09	$-	$628.09
Occupancy	84.49%	0.00%	84.49%
ADR	$743.35	$-	$743.35

KEY WEST PIER HOUSE RESORT
Selected Financial Information:
Rooms Revenue	$18,604	$-	$18,604
Total Hotel Revenue	$23,340	$-	$23,340
Hotel EBITDA	$10,223	$-	$10,223
Hotel EBITDA Margin	43.80%		43.80%
Selected Operating Information:
RevPAR	$358.94	$-	$358.94
Occupancy	87.04%	0.00%	87.04%
ADR	$412.40	$-	$412.40

PARK HYATT BEAVER CREEK
Selected Financial Information:
Rooms Revenue	$-	$18,919	$18,919
Total Hotel Revenue	$-	$40,931	$40,931
Hotel EBITDA	$-	$9,950	$9,950
Hotel EBITDA Margin	0.00%		24.31%
Selected Operating Information:
RevPAR	$-	$272.82	$272.82
Occupancy	0.00%	62.50%	62.50%
ADR	$-	$436.48	$436.48

PHILADELPHIA COURTYARD DOWNTOWN
Selected Financial Information:
Rooms Revenue	$27,155	$-	$27,155
Total Hotel Revenue	$32,500	$-	$32,500
Hotel EBITDA	$12,442	$-	$12,442
Hotel EBITDA Margin	38.28%		38.28%
Selected Operating Information:
RevPAR	$149.10	$-	$149.10
Occupancy	81.68%	0.00%	81.68%
ADR	$182.54	$-	$182.54

	TTM Ended March 31,
	Actual	Non- comparable adjustments	Comparable
	2017	2017	2017

PLANO MARRIOTT LEGACY TOWN CENTER
Selected Financial Information:
Rooms Revenue	$19,788	$-	$19,788
Total Hotel Revenue	$32,020	$-	$32,020
Hotel EBITDA	$11,100	$-	$11,100
Hotel EBITDA Margin	34.67%		34.67%
Selected Operating Information:
RevPAR	$134.19	$-	$134.19
Occupancy	71.27%	0.00%	71.27%
ADR	$188.29	$-	$188.29

SAN FRANCISCO COURTYARD DOWNTOWN
Selected Financial Information:
Rooms Revenue	$35,192	$-	$35,192
Total Hotel Revenue	$40,207	$-	$40,207
Hotel EBITDA	$12,499	$-	$12,499
Hotel EBITDA Margin	31.09%		31.09%
Selected Operating Information:
RevPAR	$238.07	$-	$238.07
Occupancy	87.48%	0.00%	87.48%
ADR	$272.14	$-	$272.14

SEATTLE COURTYARD DOWNTOWN
Selected Financial Information:
Rooms Revenue	$4,233	$(4,233)	$-
Total Hotel Revenue	$4,808	$(4,808)	$-
Hotel EBITDA	$1,936	$(1,936)	$-
Hotel EBITDA Margin	40.27%		0.00%
Selected Operating Information:
RevPAR	$186.07	$(186.07)	$-
Occupancy	89.45%	(89.45%)	0.00%
ADR	$208.01	$(208.01)	$-

SEATTLE MARRIOTT WATERFRONT
Selected Financial Information:
Rooms Revenue	$29,174	$-	$29,174
Total Hotel Revenue	$38,282	$-	$38,282
Hotel EBITDA	$15,511	$-	$15,511
Hotel EBITDA Margin	40.52%		40.52%
Selected Operating Information:
RevPAR	$223.26	$-	$223.26
Occupancy	84.99%	0.00%	84.99%
ADR	$262.69	$-	$262.69

ST. THOMAS RITZ-CARLTON
Selected Financial Information:
Rooms Revenue	$27,701	$-	$27,701
Total Hotel Revenue	$49,634	$-	$49,634
Hotel EBITDA	$8,250	$-	$8,250
Hotel EBITDA Margin	16.62%		16.62%
Selected Operating Information:
RevPAR	$421.64	$-	$421.64
Occupancy	78.26%	0.00%	78.26%
ADR	$538.77	$-	$538.77

TAMPA RENAISSANCE
Selected Financial Information:
Rooms Revenue	$16,419	$-	$16,419
Total Hotel Revenue	$23,923	$-	$23,923
Hotel EBITDA	$6,290	$-	$6,290
Hotel EBITDA Margin	26.29%		26.29%
Selected Operating Information:
RevPAR	$153.53	$-	$153.53
Occupancy	80.19%	0.00%	80.19%
ADR	$191.47	$-	$191.47

PRIME PROPERTIES TOTAL
Selected Financial Information:
Rooms Revenue	$286,011	$14,686	$300,697
Total Hotel Revenue	$403,221	$36,123	$439,344
Hotel EBITDA	$123,513	$8,014	$131,527
Hotel EBITDA Margin	30.63%		29.94%
Selected Operating Information:
RevPAR	$208.16	$315.17	$211.67
Occupancy	83.20%	49.35%	82.09%
ADR	$250.21	$638.67	$257.87

NOTES:

(1)

The above comparable information assumes the twelve hotel properties owned and included in the Company’s operations at March 31, 2017, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from the hotel acquired during the period offset by results from the hotel sold during the period.

(2)	All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

(3)	See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

HOTEL REVENUE & EBITDA FOR TRAILING TWELVE MONTHS

(dollars in thousands)

(unaudited)

	Actual	Non- comparable adjustments	Comparable	Actual	Non- comparable adjustments	Comparable	Actual	Non- comparable adjustments	Comparable	Actual	Non- comparable adjustments	Comparable
	2017	2017	2017	2016	2016	2016	2016	2016	2016	2016	2016	2016
	1st Quarter	1st Quarter	1st Quarter	4th Quarter	4th Quarter	4th Quarter	3rd Quarter	3rd Quarter	3rd Quarter	2nd Quarter	2nd Quarter	2nd Quarter

Total Hotel Revenue	$97,256	$18,810	$116,066	$93,952	$8,785	$102,737	$99,618	$8,756	$108,374	$112,395	$(228)	$112,167
Hotel EBITDA	$28,731	$7,068	$35,799	$26,326	$1,547	$27,873	$29,971	$1,658	$31,629	$38,485	$(2,259)	$36,226
Hotel EBITDA Margin	29.54%		30.84%	28.02%		27.13%	30.09%		29.19%	34.24%		32.30%

EBITDA % of Total TTM	23.3%		27.2%	21.2%		21.2%	24.3%		24.1%	31.2%		27.5%

JV Interests in EBITDA	$2,223	$-	$2,223	$1,722	$-	$1,722	$1,688	$-	$1,688	$2,416	$-	$2,416

	Actual	Non- comparable adjustments	Comparable
	2017	2017	2017
	TTM	TTM	TTM

Total Hotel Revenue	$403,221	$36,123	$439,344
Hotel EBITDA	$123,513	$8,014	$131,527
Hotel EBITDA Margin	30.63%		29.94%

EBITDA % of Total TTM	100.0%		100.0%

JV Interests in EBITDA	$8,049	$-	$8,049

NOTES:

(1)          The above comparable information assumes the twelve hotel properties owned and included in the Company’s operations at March 31, 2017, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from the hotel acquired during the period offset by results from the hotel sold during the period.

(2)          All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

(3)          See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

TOTAL ENTERPRISE VALUE

MARCH 31, 2017

(in thousands, except share price)

(unaudited)

March 31,
2017
End of quarter common shares outstanding	31,766
Partnership units outstanding (common stock equivalents)	4,939
Combined common shares and partnership units outstanding	36,705
Common stock price at quarter end	$10.61
Market capitalization at quarter end	$389,440
Series B convertible preferred stock	$121,646
Debt on balance sheet date	$864,690
Joint venture partner’s share of consolidated debt	$(48,023)
Net working capital (see below)	$(181,853)
Total enterprise value (TEV)	$1,145,900

Ashford Inc. Investment:
Common stock owned at end of quarter	195
Common stock price at quarter end	$59.00
Market value of Ashford Inc. investment	$11,498

Cash and cash equivalents	$157,946
Restricted cash	$34,161
Accounts receivable, net	$23,086
Prepaid expenses	$6,039
Due from affiliates, net	$(2,934)
Due from third-party hotel managers, net	$9,181
Market value of Ashford Inc. investment	$11,498
Total current assets	$238,977

Accounts payable, net & accrued expenses	$49,099
Dividends payable	$8,025
Total current liabilities	$57,124

Net working capital*	$181,853

* Includes the Company’s pro rata share of net working capital in joint ventures.

Ashford Hospitality Prime, Inc. and Subsidiaries

Anticipated Capital Expenditures Calendar (a)

		2017
	Rooms	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
		Actual	Estimated	Estimated	Estimated
Philadelphia Courtyard Downtown	499	x
Plano Marriott Legacy Town Center	404	x	x		x
San Francisco Courtyard Downtown	405	x	x	x	x
Chicago Sofitel Magnificent Mile	415	x			x
Capital Hilton Washington D.C.	550				x

(a) Only hotels which have had or are expected to have significant capital expenditures that could result in displacement in 2017 are included in this table.

Exhibit 1

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO HOTEL EBITDA

(in thousands)

(unaudited)

	2017	2016	2016	2016	March 31, 2017
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	TTM

Net income (loss)	$14,951	$12,615	$42,999	$25,004	$95,569
(Income) loss from consolidated entities attributable to noncontrolling interests	(1,444)	(971)	(965)	(1,700)	(5,080)
Net income (loss) attributable to the Company	13,507	11,644	42,034	23,304	90,489
Non-property adjustments	-	1	(26,358)	9	(26,348)
Interest income	(10)	(10)	(9)	(8)	(37)
Interest expense	1,280	1,672	1,655	1,623	6,230
Amortization of loan costs	130	135	133	130	528
Depreciation and amortization	11,851	11,555	11,175	11,263	45,844
Income tax expense (benefit)	133	(21)	53	(92)	73
Non-Hotel EBITDA ownership expense	396	379	323	556	1,654
Income (loss) from consolidated entities attributable to noncontrolling interests	1,444	971	965	1,700	5,080
Hotel EBITDA including amounts attributable to noncontrolling interest	28,731	26,326	29,971	38,485	123,513

Non-comparable adjustments	7,068	1,547	1,658	(2,259)	8,014

Comparable Hotel EBITDA	$35,799	$27,873	$31,629	$36,226	$131,527

NOTES:

(1)         The above comparable information assumes the twelve hotel properties owned and included in the Company’s operations at March 31, 2017, were owned  as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from the hotel acquired during the period offset by results from the hotel sold during the period.

(2)         All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

Exhibit 1

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA

(in thousands)

(unaudited)

	Three months Ended March 31, 2017
	Capital Hilton Washington D.C.	La Jolla Hilton Torrey Pines	Chicago Sofitel Magnificent Mile	Bardessono Hotel & Spa	Key West Pier House Resort	Park Hyatt Beaver Creek	Philadelphia Courtyard Downtown	Plano Marriott Legacy Town Center	San Francisco Courtyard Downtown	Seattle Courtyard Downtown	Seattle Marriott Waterfront	St. Thomas Ritz- Carlton	Tampa Renaissance	Hotel Total	Corporate / Allocated	Ashford Hospitality Prime, Inc.

Net income (loss)	$3,286	$2,265	$(2,768)	$(547)	$2,963	$(7)	$10	$1,867	$2,217	$-	$1,570	$2,749	$1,346	$14,951	$(15,240)	$(289)
(Income) loss from consolidated entities attributable to noncontrolling interests	(854)	(590)	-	-	-	-	-	-	-	-	-	-	-	(1,444)	1,465	21
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	-	-	-	-	-	-	-	-	-	-	-	-	-	-	255	255
Net income (loss) attributable to the Company	2,432	1,675	(2,768)	(547)	2,963	(7)	10	1,867	2,217	-	1,570	2,749	1,346	13,507	(13,520)	(13)
Non-property adjustments	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Interest Income	(2)	(1)	-	-	-	-	-	-	(3)	-	(3)	(1)	-	(10)	(102)	(112)
Interest expense	-	-	617	-	-	7	54	-	-	-	-	602	-	1,280	5,873	7,153
Amortization of loan cost	-	-	-	-	-	-	-	-	-	-	-	130	-	130	919	1,049
Depreciation and amortization	1,588	1,518	972	618	689	-	1,507	1,188	989	-	994	855	933	11,851	120	11,971
Income tax expense (benefit)	-	94	(1)	-	-	-	2	(1)	-	-	-	39	-	133	(611)	(478)
Non-Hotel EBITDA ownership expense	133	11	4	162	10	-	10	2	35	-	6	34	(11)	396	(396)	-
Income (loss) from consolidated entities attributable to noncontrolling interests	854	590	-	-	-	-	-	-	-	-	-	-	-	1,444	(1,444)	-
Hotel EBITDA including amounts attributable to noncontrolling interest	5,005	3,887	(1,176)	233	3,662	-	1,583	3,056	3,238	-	2,567	4,408	2,268	28,731	(9,161)	19,570
Less: EBITDA adjustments attributable to non-controlling interest	(397)	(382)	-	-	-	-	-	-	-	-	-	-	-	(779)	(402)	(1,181)
(Income) loss from consolidated entities attributable to noncontrolling interests	(854)	(590)	-	-	-	-	-	-	-	-	-	-	-	(1,444)	1,444	-
Net income (loss) attributable to redeemable noncontrolling interest in operating partnership	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(255)	(255)
Hotel EBITDA attributable to the Company and OP unitholders	$3,754	$2,915	$(1,176)	$233	$3,662	$-	$1,583	$3,056	$3,238	$-	$2,567	$4,408	$2,268	$26,508	$(8,374)	$18,134

Non-comparable adjustments	-	-	-	-	-	7,068	-	-	-	-	-	-	-	7,068
Comparable Hotel EBITDA	$5,005	$3,887	$(1,176)	$233	$3,662	$7,068	$1,583	$3,056	$3,238	$-	$2,567	$4,408	$2,268	$35,799

ALL HOTELS NOT UNDER RENOVATION:

Hotel EBITDA including amounts attributable to noncontrolling interest	$5,005	$3,887	$-	$233	$3,662	$-	$-	$-	$-	$-	$2,567	$4,408	$2,268	$22,030
Non-comparable adjustments	-	-	-	-	-	7,068	-	-	-	-	-	-	-	7,068
Comparable Hotel EBITDA	$5,005	$3,887	$-	$233	$3,662	$7,068	$-	$-	$-	$-	$2,567	$4,408	$2,268	$29,098

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES
HOTEL EBITDA BY LOAN POOL
(in thousands)
(unaudited)

GACC Sofitel - 1 hotel	$-	$-	$(1,176)	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$(1,176)
Credit Agricole Pier House - 1 hotel	-	-	-	-	3,662	-	-	-	-	-	-	-	-	3,662
Column Financial Bardessono - 1 hotel	-	-	-	233	-	-	-	-	-	-	-	-	-	233
Apollo Ritz-Carlton St Thomas - 1 hotel	-	-	-	-	-	-	-	-	-	-	-	4,408	-	4,408
Aareal - 2 hotels	5,005	3,887	-	-	-	-	-	-	-	-	-	-	-	8,892
Morgan Stanley Pool -5 hotels	-	-	-	-	-	-	1,583	3,056	3,238	-	2,567	-	2,268	12,712
JP Morgan Park Hyatt Beaver Creek -1 hotel	-	-	-	-	-	7,068	-	-	-	-	-	-	-	7,068
Total	$5,005	$3,887	$(1,176)	$233	$3,662	$7,068	$1,583	$3,056	$3,238	$-	$2,567	$4,408	$2,268	$35,799

NOTES:

(1)     The above comparable information assumes the twelve hotel properties owned and included in the Company’s operations at March 31, 2017, were owned  as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from the hotel acquired during the period offset by results from the hotel sold during the period.

(2)     All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

(3)     Excluded Hotels Under Renovation

Philadelphia Courtyard Downtown; Plano Marriott Legacy Town Center; San Francisco Courtyard Downtown; Chicago Sofitel Magnificent Mile

Exhibit 1

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA

(in thousands)

(unaudited)

	Three months Ended December 31, 2016
	Capital Hilton Washington D.C.	La Jolla Hilton Torrey Pines	Chicago Sofitel Magnificent Mile	Bardessono Hotel & Spa	Key West Pier House Resort	Park Hyatt Beaver Creek	Philadelphia Courtyard Downtown	Plano Marriott Legacy Town Center	San Francisco Courtyard Downtown	Seattle Courtyard Downtown	Seattle Marriott Waterfront	St. Thomas Ritz- Carlton	Tampa Renaissance	Hotel Total	Corporate / Allocated	Ashford Hospitality Prime, Inc.

Net income (loss)	$2,448	$1,204	$586	$663	$1,781	$-	$818	$1,533	$1,160	$-	$2,078	$(353)	$697	$12,615	$(11,770)	$845
(Income) loss from consolidated entities attributable to noncontrolling interests	(645)	(326)	-	-	-	-	-	-	-	-	-	-	-	(971)	435	(536)
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	-	-	-	-	-	-	-	-	-	-	-	-	-	-	95	95
Net income (loss) attributable to the Company	1,803	878	586	663	1,781	-	818	1,533	1,160	-	2,078	(353)	697	11,644	(11,240)	404
Non-property adjustments	-	-	-	-	-	-	-	-	-	-	-	1	-	1	(1)	-
Interest Income	-	-	-	-	-	-	(1)	(1)	(4)	-	(3)	(1)	-	(10)	(25)	(35)
Interest expense	-	-	586	-	-	-	496	-	-	-	-	590	-	1,672	7,380	9,052
Amortization of loan cost	-	-	-	-	-	-	8	-	-	-	-	127	-	135	628	763
Depreciation and amortization	1,582	1,512	951	610	687	-	1,470	1,174	825	-	964	831	949	11,555	-	11,555
Income tax expense (benefit)	29	(32)	-	-	-	-	(2)	-	-	-	-	(16)	-	(21)	573	552
Non-Hotel EBITDA ownership expense	37	106	64	158	1	-	5	(8)	6	-	9	10	(9)	379	(379)	-
Income (loss) from consolidated entities attributable to noncontrolling interests	645	326	-	-	-	-	-	-	-	-	-	-	-	971	(971)	-
Hotel EBITDA including amounts attributable to noncontrolling interest	4,096	2,790	2,187	1,431	2,469	-	2,794	2,698	1,987	-	3,048	1,189	1,637	26,326	(4,035)	22,291
Less: EBITDA adjustments attributable to non-controlling interest	(379)	(372)	-	-	-	-	-	-	-	-	-	-	-	(751)	(388)	(1,139)
(Income) loss from consolidated entities attributable to noncontrolling interests	(645)	(326)	-	-	-	-	-	-	-	-	-	-	-	(971)	971	-
Net income (loss) attributable to redeemable noncontrolling interest in operating partnership	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(95)	(95)
Hotel EBITDA attributable to the Company and OP unitholders	$3,072	$2,092	$2,187	$1,431	$2,469	$-	$2,794	$2,698	$1,987	$-	$3,048	$1,189	$1,637	$24,604	$(3,547)	$21,057

Non-comparable adjustments	-	-	-	-	-	1,547	-	-	-	-	-	-	-	1,547
Comparable Hotel EBITDA	$4,096	$2,790	$2,187	$1,431	$2,469	$1,547	$2,794	$2,698	$1,987	$-	$3,048	$1,189	$1,637	$27,873

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES
HOTEL EBITDA BY LOAN POOL
(in thousands)
(unaudited)

GACC Sofitel - 1 hotel	$-	$-	$2,187	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$2,187
Credit Agricole Pier House - 1 hotel	-	-	-	-	2,469	-	-	-	-	-	-	-	-	2,469
Column Financial Bardessono - 1 hotel	-	-	-	1,431	-	-	-	-	-	-	-	-	-	1,431
Apollo Ritz-Carlton St Thomas - 1 hotel	-	-	-	-	-	-	-	-	-	-	-	1,189	-	1,189
Aareal - 2 hotels	4,096	2,790	-	-	-	-	-	-	-	-	-	-	-	6,886
Morgan Stanley Pool -5 hotels	-	-	-	-	-	-	2,794	2,698	1,987	-	3,048	-	1,637	12,164
JP Morgan Park Hyatt Beaver Creek -1 hotel	-	-	-	-	-	1,547	-	-	-	-	-	-	-	1,547
Total	$4,096	$2,790	$2,187	$1,431	$2,469	$1,547	$2,794	$2,698	$1,987	$-	$3,048	$1,189	$1,637	$27,873

NOTES:

(1)  The above comparable information assumes the twelve hotel properties owned and included in the Company’s operations at March 31, 2017, were owned  as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from the hotel acquired during the period offset by results from the hotel sold during the period.

(2)  All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

Exhibit 1

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA

(in thousands)

(unaudited)

	Three months Ended September 30, 2016
	Capital Hilton Washington D.C.	La Jolla Hilton Torrey Pines	Chicago Sofitel Magnificent Mile	Bardessono Hotel & Spa	Key West Pier House Resort	Park Hyatt Beaver Creek	Philadelphia Courtyard Downtown	Plano Marriott Legacy Town Center	San Francisco Courtyard Downtown	Seattle Courtyard Downtown	Seattle Marriott Waterfront	St. Thomas Ritz- Carlton	Tampa Renaissance	Hotel Total	Corporate / Allocated	Ashford Hospitality Prime, Inc.

Net income (loss)	$1,697	$1,937	$1,515	$1,137	$987	$-	$2,090	$1,211	$3,114	$26,356	$4,426	$(1,488)	$17	$42,999	$(21,677)	$21,322
(Income) loss from consolidated entities attributable to noncontrolling interests	(457)	(508)	-	-	-	-	-	-	-	-	-	-	-	(965)	(1,539)	(2,504)
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,960)	(1,960)
Net income (loss) attributable to the Company	1,240	1,429	1,515	1,137	987	-	2,090	1,211	3,114	26,356	4,426	(1,488)	17	42,034	(25,176)	16,858
Non-property adjustments	-	-	-	-	-	-	-	-	-	(26,359)	-	1	-	(26,358)	26,358	-
Interest Income	-	-	-	-	-	-	(1)	(1)	(4)	-	(2)	(1)	-	(9)	(41)	(50)
Interest expense	-	-	572	-	-	-	499	-	-	-	-	584	-	1,655	7,373	9,028
Amortization of loan cost	-	-	-	-	-	-	8	-	-	-	-	125	-	133	634	767
Depreciation and amortization	1,586	1,504	931	605	678	-	1,467	1,055	673	-	952	778	946	11,175	-	11,175
Income tax expense (benefit)	-	71	-	-	-	-	13	-	-	-	-	(31)	-	53	(557)	(504)
Non-Hotel EBITDA ownership expense	(55)	13	8	174	11	-	5	8	24	(1)	10	139	(13)	323	(323)	-
Income (loss) from consolidated entities attributable to noncontrolling interests	457	508	-	-	-	-	-	-	-	-	-	-	-	965	(965)	-
Hotel EBITDA including amounts attributable to noncontrolling interest	3,228	3,525	3,026	1,916	1,676	-	4,081	2,273	3,807	(4)	5,386	107	950	29,971	7,303	37,274
Less: EBITDA adjustments attributable to non-controlling interest	(372)	(352)	-	-	-	-	-	-	-	-	-	-	-	(724)	(407)	(1,131)
(Income) loss from consolidated entities attributable to noncontrolling interests	(457)	(508)	-	-	-	-	-	-	-	-	-	-	-	(965)	965	-
Net income (loss) attributable to redeemable noncontrolling interest in operating partnership	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,960	1,960
Hotel EBITDA attributable to the Company and OP unitholders	$2,399	$2,665	$3,026	$1,916	$1,676	$-	$4,081	$2,273	$3,807	$(4)	$5,386	$107	$950	$28,282	$9,821	$38,103

Non-comparable adjustments	-	-	-		-	1,654	-	-	-	4	-	-	-	1,658
Comparable Hotel EBITDA	$3,228	$3,525	$3,026	$1,916	$1,676	$1,654	$4,081	$2,273	$3,807	$-	$5,386	$107	$950	$31,629

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES
HOTEL EBITDA BY LOAN POOL
(in thousands)
(unaudited)

GACC Sofitel - 1 hotel	$-	$-	$3,026	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$3,026
Credit Agricole Pier House - 1 hotel	-	-	-	-	1,676	-	-	-	-	-	-	-	-	1,676
Column Financial Bardessono - 1 hotel	-	-	-	1,916	-	-	-	-	-	-	-	-	-	1,916
Apollo Ritz-Carlton St Thomas - 1 hotel	-	-	-	-	-	-	-	-	-	-	-	107	-	107
Aareal - 2 hotels	3,228	3,525	-	-	-	-	-	-	-	-	-	-	-	6,753
Morgan Stanley Pool -5 hotels	-	-	-	-	-	-	4,081	2,273	3,807	-	5,386	-	950	16,497
JP Morgan Park Hyatt Beaver Creek -1 hotel	-	-	-	-	-	1,654	-	-	-	-	-	-	-	1,654
Total	$3,228	$3,525	$3,026	$1,916	$1,676	$1,654	$4,081	$2,273	$3,807	$-	$5,386	$107	$950	$31,629

NOTES:

(1)    The above comparable information assumes the twelve hotel properties owned and included in the Company’s operations at March 31, 2017, were owned  as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from the hotel acquired during the period offset by results from the hotel sold during the period.

(2)    All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

Exhibit 1

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA

(in thousands)

(unaudited)

	Three months Ended June 30, 2016
	Capital Hilton Washington D.C.	La Jolla Hilton Torrey Pines	Chicago Sofitel Magnificent Mile	Bardessono Hotel & Spa	Key West Pier House Resort	Park Hyatt Beaver Creek	Philadelphia Courtyard Downtown	Plano Marriott Legacy Town Center	San Francisco Courtyard Downtown	Seattle Courtyard Downtown	Seattle Marriott Waterfront	St. Thomas Ritz- Carlton	Tampa Renaissance	Hotel Total	Corporate / Allocated	Ashford Hospitality Prime, Inc.

Net income (loss)	$4,822	$1,755	$2,435	$760	$1,738	$-	$1,784	$2,017	$2,871	$1,642	$3,565	$1,094	$521	$25,004	$(22,712)	$2,292
(Income) loss from consolidated entities attributable to noncontrolling interests	(1,238)	(462)	-	-	-	-	-	-	-	-	-	-	-	(1,700)	1,780	80
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(184)	(184)
Net income (loss) attributable to the Company	3,584	1,293	2,435	760	1,738	-	1,784	2,017	2,871	1,642	3,565	1,094	521	23,304	(21,116)	2,188
Non-property adjustments	-	-	-	-	-	-	-	-	-	-	-	9	-	9	(9)	-
Interest Income	-	-	-	-	-	-	(1)	(1)	(4)	-	(2)	-	-	(8)	(42)	(50)
Interest expense	-	-	554	-	-	-	496	-	-	-	-	573	-	1,623	8,256	9,879
Amortization of loan cost	-	-	-	-	-	-	8	-	-	-	-	122	-	130	628	758
Depreciation and amortization	1,558	1,494	916	597	676	-	1,458	1,051	595	295	939	758	926	11,263	-	11,263
Income tax expense (benefit)	-	(85)	-	-	-	-	5	-	-	-	-	(12)	-	(92)	1,248	1,156
Non-Hotel EBITDA ownership expense	103	18	5	182	2	-	235	6	5	3	8	2	(13)	556	(556)	-
Income (loss) from consolidated entities attributable to noncontrolling interests	1,238	462	-	-	-	-	-	-	-	-	-	-	-	1,700	(1,700)	-
Hotel EBITDA including amounts attributable to noncontrolling interest	6,483	3,182	3,910	1,539	2,416	-	3,985	3,073	3,467	1,940	4,510	2,546	1,434	38,485	(13,291)	25,194
Less: EBITDA adjustments attributable to non-controlling interest	(366)	(350)	-	-	-	-	-	-	-	-	-	-	-	(716)	(397)	(1,113)
(Income) loss from consolidated entities attributable to noncontrolling interests	(1,238)	(462)	-	-	-	-	-	-	-	-	-	-	-	(1,700)	1,700	-
Net income (loss) attributable to redeemable noncontrolling interest in operating partnership	-	-	-	-	-	-	-	-	-	-	-	-	-	-	184	184
Hotel EBITDA attributable to the Company and OP unitholders	$4,879	$2,370	$3,910	$1,539	$2,416	$-	$3,985	$3,073	$3,467	$1,940	$4,510	$2,546	$1,434	$36,069	$(11,804)	$24,265
Non-comparable adjustments	-	-	-		-	(319)	-	-	-	(1,940)	-	-	-	(2,259)
Comparable Hotel EBITDA	$6,483	$3,182	$3,910	$1,539	$2,416	$(319)	$3,985	$3,073	$3,467	$-	$4,510	$2,546	$1,434	$36,226

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

HOTEL EBITDA BY LOAN POOL

(in thousands)

(unaudited)

GACC Sofitel - 1 hotel	$-	$-	$3,910	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$3,910
Credit Agricole Pier House - 1 hotel	-	-	-	-	2,416	-	-	-	-	-	-	-	-	2,416
Column Financial Bardessono - 1 hotel	-	-	-	1,539	-	-	-	-	-	-	-	-	-	1,539
Apollo Ritz-Carlton St Thomas - 1 hotel	-	-	-	-	-	-	-	-	-	-	-	2,546	-	2,546
Aareal - 2 hotels	6,483	3,182	-	-	-	-	-	-	-	-	-	-	-	9,665
Morgan Stanley Pool -5 hotels	-	-	-	-	-	-	3,985	3,073	3,467	-	4,510	-	1,434	16,469
JP Morgan Park Hyatt Beaver Creek -1 hotel	-	-	-	-	-	(319)	-	-	-	-	-	-	-	(319)
Total	$6,483	$3,182	$3,910	$1,539	$2,416	$(319)	$3,985	$3,073	$3,467	$-	$4,510	$2,546	$1,434	$36,226

NOTES:

(1)              The above comparable information assumes the twelve hotel properties owned and included in the Company’s operations at March 31, 2017, were owned  as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from the hotel acquired during the period offset by results from the hotel sold during the period.

(2)              All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

Exhibit 1

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA

(in thousands)

(unaudited)

	Three months Ended March 31, 2016
	Capital Hilton Washington D.C.	La Jolla Hilton Torrey Pines	Chicago Sofitel Magnificent Mile	Bardessono Hotel & Spa	Key West Pier House Resort	Park Hyatt Beaver Creek	Philadelphia Courtyard Downtown	Plano Marriott Legacy Town Center	San Francisco Courtyard Downtown	Seattle Courtyard Downtown	Seattle Marriott Waterfront	St. Thomas Ritz- Carlton	Tampa Renaissance	Hotel Total	Corporate / Allocated	Ashford Hospitality Prime, Inc.

Net income (loss)	$2,267	$1,986	$(2,770)	$(618)	$3,005	$-	$(258)	$1,888	$2,945	$727	$1,218	$3,411	$1,784	$15,585	$(15,724)	$(139)
(Income) loss from consolidated entities attributable to noncontrolling interests	(600)	(520)	-	-	-	-	-	-	-	-	-	-	-	(1,120)	975	(145)
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	-	-	-	-	-	-	-	-	-	-	-	-	-	-	150	150
Net income (loss) attributable to the Company	1,667	1,466	(2,770)	(618)	3,005	-	(258)	1,888	2,945	727	1,218	3,411	1,784	14,465	(14,599)	(134)
Non-property adjustments	-	-	-	-	-	-	-	-	-	-	-	32	-	32	(32)	-
Interest Income	-	-	-	-	-	-	(1)	-	(4)	-	(2)	(1)	-	(8)	(24)	(32)
Interest expense	-	-	550	-	-	-	486	-	-	-	-	571	-	1,607	8,146	9,753
Amortization of loan cost	-	-	119	-	-	-	8	-	-	-	-	129	-	256	625	881
Depreciation and amortization	1,543	1,499	1,351	587	662	-	1,459	1,044	583	539	947	782	908	11,904	-	11,904
Income tax expense (benefit)	-	(74)	-	-	-	-	2	-	-	-	-	42	-	(30)	400	370
Non-Hotel EBITDA ownership expense	(195)	14	27	174	1	-	1	45	5	(38)	8	5	64	111	(111)	-
Income (loss) from consolidated entities attributable to noncontrolling interests	600	520	-	-	-	-	-	-	-	-	-	-	-	1,120	(1,120)	-
Hotel EBITDA including amounts attributable to noncontrolling interest	3,615	3,425	(723)	143	3,668	-	1,697	2,977	3,529	1,228	2,171	4,971	2,756	29,457	(6,715)	22,742
Less: EBITDA adjustments attributable to non-controlling interest	(304)	(336)	-	-	-	-	-	-	-	-	-	-	-	(640)	(469)	(1,109)
(Income) loss from consolidated entities attributable to noncontrolling interests	(600)	(520)	-	-	-	-	-	-	-	-	-	-	-	(1,120)	1,120	-
Net income (loss) attributable to redeemable noncontrolling interest in operating partnership	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(150)	(150)
Hotel EBITDA attributable to the Company and OP unitholders	$2,711	$2,569	$(723)	$143	$3,668	$-	$1,697	$2,977	$3,529	$1,228	$2,171	$4,971	$2,756	$27,697	$(6,214)	$21,483

Non-comparable adjustments	-	-	-		-	6,847	-	-	-	(1,228)	-	-	-	5,619
Comparable Hotel EBITDA	$3,615	$3,425	$(723)	$143	$3,668	$6,847	$1,697	$2,977	$3,529	$-	$2,171	$4,971	$2,756	$35,076

ALL HOTELS NOT UNDER RENOVATION:

Hotel EBITDA including amounts attributable to noncontrolling interest	$3,615	$3,425	$-	$143	$3,668	$-	$-	$-	$-	$1,228	$2,171	$4,971	$2,756	$21,977
Non-comparable adjustments	-	-	-	-	-	6,847	-	-	-	(1,228)	-	-	-	5,619
Comparable Hotel EBITDA	$3,615	$3,425	$-	$143	$3,668	$6,847	$-	$-	$-	$-	$2,171	$4,971	$2,756	$27,596

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES HOTEL EBITDA BY LOAN POOL (in thousands) (unaudited)

GACC Sofitel - 1 hotel	$-	$-	$(723)	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$(723)
Credit Agricole Pier House - 1 hotel	-	-	-	-	3,668	-	-	-	-	-	-	-	-	3,668
Column Financial Bardessono - 1 hotel	-	-	-	143	-	-	-	-	-	-	-	-	-	143
Apollo Ritz-Carlton St Thomas - 1 hotel	-	-	-	-	-	-	-	-	-	-	-	4,971	-	4,971
Aareal - 2 hotels	3,615	3,425	-	-	-	-	-	-	-	-	-	-	-	7,040
Morgan Stanley Pool -5 hotels	-	-	-	-	-	-	1,697	2,977	3,529	-	2,171	-	2,756	13,130
JP Morgan Park Hyatt Beaver Creek -1 hotel	-	-	-	-	-	6,847	-	-	-	-	-	-	-	6,847
Total	$3,615	$3,425	$(723)	$143	$3,668	$6,847	$1,697	$2,977	$3,529	$-	$2,171	$4,971	$2,756	$35,076

NOTES:

(1)   The above comparable information assumes the twelve hotel properties owned and included in the Company’s operations at March 31, 2017, were owned  as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from the hotel acquired during the period offset by results from the hotel sold during the period.

(2)   All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

(3)   Excluded Hotels Under Renovation Philadelphia Courtyard Downtown; Plano Marriott Legacy Town Center; San Francisco Courtyard Downtown; Chicago Sofitel Magnificent Mile